Exhibit 4.1

PIONEER ENERGY SERVICES CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

6.125% SENIOR NOTES DUE 2022

INDENTURE

Dated as of March 18, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	6.01; 12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01; 7.07
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.03; 6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.06; 9.02
(c)	2.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

i

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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v

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Page

Section 12.13.	Table of Contents, Headings, etc.	105

Section 12.14.	Benefit of Indenture.	105
EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B-1	FORM OF CERTIFICATE OF TRANSFER
Exhibit B-2	FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of March 18, 2014, among Pioneer Energy Services Corp., a Texas corporation (the “Company”), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”).

The Company, the Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.125% Senior Notes due 2022 (the “Notes”):

ARTICLE I.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Restricted Subsidiary), whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from such Person.

“Additional Interest” means all additional interest then owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.01 (“Form and Dating”), 2.02 (“Execution and Authentication”) and 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof, as part of the same class as the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue with respect to the notes called for redemption (if no maturity is within three months before or after March 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus, in the case of each of clause (i) and (ii), 0.50%.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess of:

(1) the present value at such redemption date of:

(A) the redemption price of the Note on March 15, 2017 (such redemption price being described in Section 3.07(b) (“Optional Redemption”) hereof; plus

(B) all required remaining scheduled interest payments due on the Note through March 15, 2017 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate; over

(2) the principal amount of the Note on such redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (a “transfer”) of any assets or rights by the Company or any Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.18 (“Offer to Repurchase Upon Change of Control”) hereof and/or Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof, and not by Section 4.19 (“Asset Sales”) hereof;

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries); and

(3) an Involuntary Transfer.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value, or receipt by the Company or any of its Restricted Subsidiaries of Net Proceeds, not in excess of $5.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the transfer of assets in the ordinary course of business;

(5) the transfer of damaged, worn-out or obsolete assets that, in the Company’s reasonable judgment, are either (a) no longer used or (b) no longer useful in the business of the Company or its Restricted Subsidiaries;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) (a) a Permitted Investment or (b) a Restricted Payment that is permitted in accordance with Section 4.07 (“Restricted Payments”) hereof;

(8) any Lien permitted by the Indenture; and

(9) any transfer of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business); provided that (A) the Fair Market Value of the assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; (B) such trade or exchange, if the Fair Market Value of the related assets exceeded $25.0 million, is approved by the Board of Directors of the Company; and (C) any cash or Cash Equivalents received by the Company or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of “Net Proceeds”) shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described in Section 4.19 (“Asset Sales”).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that the Attributable Debt of each of the following sale and leaseback transactions shall, in each case, be zero:

(1) a sale and leaseback transaction in which the lease is for a period, including renewal rights, not in excess of one year;

(2) a sale and leaseback transaction in which the transfer of the related property is made within 270 days of the acquisition or construction of, or the completion of a material improvement to, such property;

(3) a sale and leaseback transaction in which the lease secures or relates to industrial revenue or pollution control bonds;

(4) a sale and leaseback transaction in which the transaction is between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or

(5) a sale and leaseback transaction pursuant to which the Company, within 270 days after the completion of the transfer of the related property, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property, the greater of the net proceeds from the transfer of the related property and the Fair Market Value of such property; provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by all fees and expenses associated with the sale and leaseback transaction.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function;

and with respect to each of the foregoing, any committee thereof duly authorized to act on behalf thereof.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Note” means a definitive Note in certificated form which is registered in the name of the Holder thereof and issued in accordance with Section 2.06 (“Transfer and Exchange”) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act);

(2) the adoption of a plan by the stockholders of the Company relating to the liquidation or dissolution of the Company other than in a transaction that complies with the provisions in Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any of its Restricted Subsidiaries solely for the purpose of effecting a reorganization of the Company and its Restricted Subsidiaries, provided that none of the events described in paragraphs (1) through and including (4) of this definition has occurred.

“Clearstream” means Clearstream Banking, S.A.

“Company” means Pioneer Energy Services Corp., a Texas corporation, and any and all successors thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to March 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 15, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the applicable trustee, Reference Treasury Dealer Quotations for the redemption date.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss, plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such expenses and losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation and amortization expenses (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization expenses and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, amounts in clauses (2), (4) and (5) relating to any Restricted Subsidiary that is not a Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without any prior governmental approval (that has not been obtained) and by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (without duplication):

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date of determination, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less the sum of (i) all current liabilities and current liability items and (2) all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other similar intangible assets, in each case, in accordance with GAAP as of the end of the most recent fiscal quarter for which internal financial statements are available.

“Consolidated Net Worth” means the total of the amounts shown on a Person’s consolidated balance sheet determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person’s outstanding Capital Stock, (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 (“Notices”) hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 30, 2011, as amended, among the Company and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Credit Facility” or “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders or another lender).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 (“Registrar and Paying Agent”) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of such Designated Non-cash Consideration. For the avoidance of doubt, the assets described in clauses (a)(2)(A), (a)(2)(B), and (a)(2)(C) of Section 4.19 shall not constitute Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to compliance by the Company with Section 4.18 (“Offer to Repurchase Upon Change of Control”) and Section 4.19 (“Asset Sales”) hereof and unless such repurchase or redemption complies with Section 4.07 (“Restricted Payments”) hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) or options, warrants or rights with respect to such Capital Stock made for cash after the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Notes” means Notes issued in the Exchange Offer pursuant to this Indenture.

“Exchange Offer” has the meaning set forth for such term in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth for such term in the Registration Rights Agreement.

“Excluded Subsidiaries” means:

(1) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended; and

(2) any Subsidiary that is an Immaterial Subsidiary.

As of the Issue Date and in addition to the Restricted Subsidiaries of the Company identified above in clauses (1) and (2), the following Subsidiaries will be Excluded Subsidiaries and will not be Guarantors: PDC Holdings de Mexico, S. de R.L. de C.V., a Mexican company; PDC Logistics de Mexico, S. de R.L de C.V., a Mexican company; PDC Drilling Mexicana, S. de R.L. de C.V., a Mexican company; Pioneer Latina Group SDAD, Ltda., a Panamanian corporation; Pioneer de Colombia SDAD, Ltda., a Panamanian corporation; Proveedora Internacional de Taladros S.A.S., a Colombian company; and Pioneer Services Holdings, LLC, a Delaware limited liability company.

“Existing Indebtedness” means the aggregate Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than any other Permitted Debt).

“Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any of its Restricted Subsidiaries, if such consideration is in an amount of at least $25.0 million, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and if consideration is less than $25.0 million, the sale value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or exigent necessity of either party, determined in good faith by a responsible officer of the Company (unless otherwise expressly provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than, without duplication, revolving credit borrowings under any Credit Facility and working capital borrowings) or issues, repurchases or redeems (or converts to, or exchanges for, any Capital Stock of such Person which is not Disqualifying Stock) any Disqualified Stock or preferred stock subsequent to the commencement of such reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which such calculation of the Fixed Charge Coverage Ratio is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, defeasance, redemption or retirement of Indebtedness, or such issuance, repurchase or redemption (or such conversion or exchange) of Disqualified Stock or such preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations or the acquisition of all or substantially all of the assets of another Person or a business line or division of another Person, and including any related financing transactions, during or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and may be made provided they are in accordance with Regulation S-X under the Securities Act;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(5) in making such calculation, the Fixed Charges attributable to interest on any Indebtedness calculated on a pro forma basis and bearing a floating rate of interest will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(6) in making such computation, the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility calculated on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the reference period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations incurred with respect to Indebtedness; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) (“Transfer and Exchange—Legends—Global Note Legend”) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, (i) substantially in the form of Exhibit A hereto, (ii) deposited with or on behalf of and registered in the name of the Depositary or its nominee, (iii) that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and (iv) issued in accordance with Sections 2.01 (“Form and Dating”), 2.06(b)(3) (“Transfer and Exchange—Transfer and Exchange of Beneficial Interests in the Global Notes—Transfer of Beneficial Interests to Another Restricted Global Note”), 2.06(b)(4) (“Transfer and Exchange—Transfer and Exchange of Beneficial Interests in the Global Notes—Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note”), 2.06(d)(1) (“Transfer and Exchange—Transfer and Exchange of Certificated Notes for Beneficial Interests—Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes”), 2.06(d)(2) (“Transfer and Exchange—Transfer and Exchange of Certificated Notes for Beneficial Interests—Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes”) or 2.06(d)(3) (“Transfer and Exchange—Transfer and Exchange of Certificated Notes for Beneficial Interests—Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes”) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of any Indebtedness in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) the Company’s Domestic Subsidiaries in existence on the date of the Indenture that is not an Excluded Subsidiary;

(2) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and

(3) their respective successors and assigns;

provided that any Person constituting a Guarantor as described above will cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person incurred under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) foreign exchange contracts and currency protection agreements;

(3) any commodity futures contract, commodity option or other similar agreements or arrangements; and

(4) other similar agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Restricted Subsidiary that had:

(1) assets having an aggregate book value, as of the end of the fiscal year most recently ended, not exceeding $250,000; and

(2) Consolidated Net Income not exceeding $250,000 for such fiscal year,

provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal of, and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, loans, debentures or similar instruments;

(2) reimbursement obligations of such Person for the payment of banker’s acceptances or letters of credit;

(3) Capital Lease Obligations of such Person;

(4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

(6) all indebtedness of others of the type referred to in the foregoing clauses (1) through (5) of this definition that are secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such indebtedness of such other Person or the Fair Market Value of such asset;

(7) Attributable Debt regarding sale and leaseback transactions; or

(8) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of others of the type referred to in the foregoing clauses (1) through (7) of this definition, whether or not such Guarantee is contingent, and whether or not such Guarantee appears on the balance sheet of such Person;

in the case of the foregoing clauses (1) through (5), if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Indenture” means this Indenture pursuant to which the Notes will be issued among the Company, the Guarantors and the Trustee, as amended, supplemented or modified.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $300.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P as described in Section 4.13 (“Termination of Covenants”).

“Investment Grade Rating Event” means the first day on which the notes are assigned an Investment Grade Rating by a Rating Agency and no Default or Event of Default has occurred and is continuing.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances (excluding advances to customers in the ordinary course of business which are recorded as accounts receivable and commissions, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary as the case may be, will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of and other Investments in such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) (“Restricted Payments”) hereof.

“Involuntary Transfer” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” means the date of this Indenture and the date the Initial Notes are first issued.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers’ fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result of the Asset Sale and any related severance and associated costs, expenses and charges of personnel related to sold assets and related operations, (2) taxes paid or reserved as payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) any amounts paid in order to satisfy any Lien on the asset or assets in connection with such Asset Sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (5) distributions and payments required to be made to any minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, but excluding any pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor of such Indebtedness); or (b) is directly or indirectly liable as a guarantor or otherwise (other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor of such Indebtedness);

(2) no default with respect to which (including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company (other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor of such Indebtedness) or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes, any Additional Notes and any Exchange Notes.

“Obligations” means, without duplication, any principal, premium, if any, interest (including Additional Interest, if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

“Offering Memorandum” means the Offering Memorandum, dated March 4, 2014, of the Company relating to the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 (“Statements Required in Certificate or Opinion”) hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 (“Statements Required in Certificate or Opinion”) hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the lines of business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date as described in the Offering Memorandum and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company’s Board of Directors.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any deposit accounts, Investments in Cash Equivalents and advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of assets or property and deposits and prepaid expenses, in each case, in the ordinary course of business consistent with past practice;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment received or made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.19 (“Asset Sales”) hereof;

(5) any acquisition of assets from another Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received (a) in settlement of debts, claims and disputes owed to the Company or any Restricted Subsidiary that arose out of transactions in the ordinary course of business, (b) in connection with or as a result of a bankruptcy, workout or reorganization or similar arrangement of any Person or (c) as a result of a foreclosure or enforcement of other right or Lien by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7) Investments in the form of (i) guarantees (including Subsidiary Guarantees) of Indebtedness or (ii) intercompany Indebtedness, in each case, as permitted under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof;

(8) Investments arising in connection with Hedging Obligations permitted to be incurred under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof;

(9) loans made to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business consistent with past practice and approved by the Board of Directors of the Company in an aggregate amount not to exceed $5.0 million outstanding at any one time;

(10) repurchases or purchases of, or any Investment otherwise in, the Notes or Exchange Notes;

(11) Permitted Joint Venture Investments made by the Company or any of its Restricted Subsidiaries, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) (net of return of capital, dividends and interest paid on Investments and sales, liquidations, repayments, payments and redemption of Investments), that does not exceed $25.0 million;

(12) Investments pursuant to agreements and obligations of the Company and any Restricted Subsidiary in effect on the Issue Date and any renewals or replacements thereof on terms and conditions not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced;

(13) to the extent not otherwise permitted in any other clause of this definition, Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13), not to exceed the greater of (a) $20.0 million and (b) 3.0% of the Company’s Consolidated Net Tangible Assets; and

(14) guarantees received with respect to any Permitted Investment listed above.

In determining whether any Investment is a Permitted Investment, the Company may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions set forth in Section 4.07 (“Restricted Payments”).

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such Person in any other Person engaged in a Permitted Business (a) over which the specified Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person and (b) of which at least 20% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means:

(1) Liens securing Indebtedness and all other obligations under the Credit Facilities permitted to be incurred by clause (1) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof;

(2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof covering only the assets acquired, constructed, improved, repaired or developed with, or secured by, such Indebtedness;

(3) Liens securing Hedging Obligations related to Indebtedness permitted under this Indenture;

(4) Liens securing the Notes and Subsidiary Guarantees related thereto and the Exchange Notes and Subsidiary Guarantees related thereto;

(5) Liens existing on the Issue Date;

(6) Liens in favor of the Company or a Restricted Subsidiary;

(7) without duplication, (i) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or otherwise becomes a Restricted Subsidiary of the Company and (ii) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that, such Liens were in existence prior to the contemplation of such merger or consolidation or such Person becoming a Restricted Subsidiary of the Company or such acquisition of such property, as the case may be, and do not extend to any assets other than those of such Person;

(8) without duplication, (i) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously secured and (ii) extensions, renewals, refinancings and replacements, in whole or part, of any of the Liens described in clauses (2), (5) or (7) of this definition; provided that:

(A) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, after-acquired property, proceeds or distributions in respect thereof) that secured or, under the written arrangements under which the original Lien arose, could secure the Indebtedness being refinanced; and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(9) Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature and operating leases, in each case, incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(10) banker’s Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owning to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and similar other Liens arising in the ordinary course of business or that are imposed by law in the ordinary course of business for sums not delinquent for a period of more than 30 days or are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof, all being contested in good faith;

(12) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith, and, if necessary, by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(15) any Liens securing industrial development, pollution control or similar bonds; and

(16) to the extent not otherwise permitted in any other clause of the definition, Liens of the Company or any Restricted Subsidiary of the Company which do not exceed, at any one time outstanding, the greater of (a) $25.0 million and (b) 3.0% of the Company’s Consolidated Net Tangible Assets.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest on such Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date of, or later than, the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Permitted Refinancing Indebtedness is incurred either by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership (limited or general), joint venture, association, joint-stock company, trust, business trust, unincorporated organization, limited liability company or government or agency, or any political subdivision thereof, or any other entity.

“Principal Property” means (1) a rig or (2) any other real property or other tangible assets or group of tangible assets having a fair market value in excess of $10.0 million, unless (a) any such properties or assets consist of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles or (b) the Board of Directors of the Company determines that any such properties or assets referred to in the preceding clause (1) or (2) is not material to the Company and its Subsidiaries taken as a whole, in each case, owned by the Company or any of its Restricted Subsidiaries.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) (“Transfer and Exchange—Legends—Private Placement Legend”) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer selected by the applicable trustee after consultation with the Company.

“Rating Agencies” means Moody’s and S&P.

“Reference Date” means March 11, 2010.

“Reference Treasury Dealer” means any three nationally recognized investment banking firms selected by the Company that are primary dealers of Government Securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue with respect to the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement dated March 18, 2014 by and among the initial purchasers of the Notes, the Company and the Guarantors and any other registration rights agreement entered into from time to time in connection with the issuance of Additional Notes under this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S or, to the extent a Regulation S Temporary Global Note is required to be issued by the Company pursuant to Rule 903 of Regulation S, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto and bearing the legend referred to in Section 2.06(g)(3) (“Transfer and Exchange—Legends—Regulation S Temporary Global Note Legend”) deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of any Global Note sold in reliance on Rule 903 of Regulation S, to the extent a Regulation S Temporary Global Note is required to be issued by the Company pursuant to Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed; and

(2) all other Obligations of such Person (including fees, charges, expenses, reimbursement obligations and other amounts payable in respect thereof and any interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not a claim for post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of the preceding clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Notes or any Subsidiary Guarantee.

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by such Person;

(2) any intercompany Indebtedness of such Person or any of its Subsidiaries to such Person;

(3) any trade payables;

(4) any portion of any Indebtedness which at the time of incurrence is incurred in breach of this Indenture; or

(5) any Capital Stock (other than Disqualified Stock).

“Shelf Registration Statement” has the meaning set forth for such term in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date; provided that all Unrestricted Subsidiaries will be excluded from all calculations under Rule 1-02(w) of Regulation S-X.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) of this definition and related to such Person or (b) the only general partners of which are that Person or one or more entities described in clause (1) of this definition and related to such Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee by a Guarantor of the Company’s payment Obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company and (ii) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company to become an Unrestricted Subsidiary if such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and would constitute an Investment that the Company could make in compliance with Section 4.07 (“Restricted Payments”) hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof, the Company will be in default of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or redemption or similar payment in respect of such Disqualified Stock or preferred stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.18
“Change of Control Payment”	4.18
“Change of Control Payment Date”	4.18
“Covenant Defeasance”	8.03
“Default Interest”	6.01
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.19
“incur”	4.08
“Indemnified Party”	7.07
“Interest Payment Date”	2.14
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Overdue Interest”	2.12
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.08
“Purchase Date”	3.09
“Record Date”	2.14
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means “including without limitation,” “including but not limited to” or words of similar import;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) “interest” in this Indenture and the Notes means the initial interest rate borne by the Notes, any Overdue Interest that accrues as described under Section 2.12 (“Overdue Interest; Default Interest; Additional Interest”), any Additional Interest that accrues under the Registration Rights Agreement and any Default Interest that accrues as described under Section 6.01 (“Events of Default”);

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9) the words “herein,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture.

ARTICLE II.

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 (“Transfer and Exchange”) hereof.

(c) Temporary Global Notes. To the extent required by Regulation S, Notes offered and sold in reliance on Regulation S may be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

If a Regulation S Temporary Global Note is issued by the Company, following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in any Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 (“Replacement Notes”) hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Trustee will initially act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if:

(1) the Company delivers to the Trustee notice from the Depositary (A) that it is unwilling or unable to continue to act as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (B) that it is no longer a clearing agency registered under the Exchange Act;

(2) the Company at its option and in its sole discretion, determines that the Global Notes (in whole but not in part) will be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall any Regulation S Temporary Global Note be exchanged by the Company for Certificated Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 (“Replacement

Notes”) and 2.10 (“Temporary Notes”) hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 (“Transfer and Exchange”) (except an exchange for a Certificated Note as provided in this Section 2.06(a)), Section 2.07 (“Replacement Notes”) or Section 2.10 (“Temporary Notes”) hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note.

(A) Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in any Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(B) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or any Certificated Note issued in exchange therefor prior to the expiration of the Restricted Period:

(1) a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer thereof to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3) a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof from the transferor and, if requested by the Company or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note or Certificated Notes issued in exchange therefor may be transferred without requiring certification set forth in Exhibits B-1 and B-2 or any additional certification.

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) if permitted under Section 2.06(a) above, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in any Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) If the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in any Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(5) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. Subject to Section 2.06(a), if a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Certificated Note or transferred to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation at least 20 days prior to the date of the transfer or exchange:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is being transferred to an Institutional Accredited Investor, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and issued in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Certificated Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in any Regulation S Temporary Global Note may not be exchanged for a Certificated Note or transferred to a Person who takes delivery thereof in the form of a Certificated Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. Subject to Section 2.06(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(3), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Certificated Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Certificated Note in the appropriate principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G) if such Restricted Certificated Note is being transferred to an Institutional Accredited Investor, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them, the Trustee will cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(d)(2), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of an Unrestricted Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.06(h) hereof;

(4) Transfer or Exchange of Unrestricted Certificated Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Certificated Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(5) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(2), the Trustee shall cancel the prior Restricted Certificated Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Certificated Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Certificated Note in instructions delivered to the Registrar by such Holder.

(3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2)

accepted for exchange in such Exchange Offer and (B) Unrestricted Certificated Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Certificated Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO

A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend) shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE GOVERNING THIS NOTE.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 (“Cancellation”) hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 (“Execution and Authentication”) hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 (“Temporary Notes”), 3.06 (“Notes Redeemed or Purchased in Part”), 3.09 (“Offer to Purchase by Application of Excess Proceeds”), 4.18 (“Offer to Repurchase Upon Change of Control”), 4.19 (“Asset Sales”) and 9.05 (“Notation on or Exchange of Notes”) hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 (“Selection of Notes to Be Redeemed or Purchased”) hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 (“Execution and Authentication”) hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 (“Treasury Notes”) hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) (“Optional Redemption”) hereof.

If a Note is replaced pursuant to Section 2.07 (“Replacement Notes”) hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 (“Payment of Notes”) hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the destruction or cancellation of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Overdue Interest; Default Interest; Additional Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest (without regard to any applicable grace period) from time to time at the rate then in effect on the Notes to the extent lawful to the Persons who are Holders on a subsequent Record Date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 (“Payment of Notes”) hereof (such interest, “Overdue Interest”). The Company will notify the Trustee in writing of the amount of Overdue Interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such Overdue Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

In addition, the Company will pay Default Interest, if any, that accrues as described under Section 6.01 (“Events of Default”) to the extent that the Company elects to pay such Default Interest pursuant to Section 6.01 and will pay Additional Interest, if any, to Holders of Notes pursuant to the Registration Rights Agreement.

Section 2.13. Persons Deemed Owners.

The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under this Indenture and the Notes.

Section 2.14. Interest Payment Date; Record Date.

Interest on outstanding Notes will accrue from March 18, 2014 at the rate of 6.125% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2014 (each, an “Interest Payment Date”). The Company will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE III.

REDEMPTION AND PURCHASE

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 (“Optional Redemption”) hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot unless otherwise required by law.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Redemption.

Subject to the provisions of Section 3.09 (“Offer to Purchase by Application of Excess Proceeds”) hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or X hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if the Notes are being redeemed in part:

(A) that the Trustee shall select Notes for redemption on a pro rata basis, by lot, unless otherwise required by law or applicable stock exchange or Depositary requirements, and in any case, not in parts of $2,000 or less; and

(B) the portion of the principal amount of such Notes to be redeemed and that, after the redemption date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information (or a shorter period as agreed to by the Trustee) to be stated in such notice as provided in this Section 3.03 (“Notice of Redemption”) above.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 (“Notice of Redemption”) hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 (“Payment of Notes”) hereof.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to March 15, 2017.

(b) At any time prior to March 15, 2017, the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, thereon to the applicable date of redemption.

(c) On or after March 15, 2017, the Company may redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage

2017	104.594%

2018	103.063%

2019	101.531%

2020 and thereafter.	100.000%

(d) At any time and from time to time prior to March 15, 2017, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (which amount includes any Additional Notes) at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (which amount includes any Additional Notes) remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. No Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.19 (“Asset Sales”) hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below and in Sections 4.19(c), (d), (e) and (f):

(a) The Asset Sale Offer shall be made to all Holders and, to the extent required, to all holders of other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

(b) The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c) No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and the other pari passu Indebtedness to be purchased (on a pro rata basis, if applicable) or, if Notes and such other pari passu Indebtedness in an aggregate principal amount less than the Offer Amount has been tendered, all Notes and pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(e) Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.19 (“Asset Sales”) hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts not less than $2,000 and, thereafter, in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that no Note of $2,000 or less can be redeemed in part and that minimum denominations of $1,000 in excess thereof are maintained); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 4.19 (“Asset Sales”). The Paying Agent will promptly (but in any case not later than three Business Days after the termination of the Offer Period) mail to Holder of Notes properly tendered an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered, if any. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 (“Notices to Trustee”) through 3.06 (“Notes Redeemed or Purchased in Part”) hereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.19 (“Asset Sales”) of this Indenture by virtue of such conflict.

ARTICLE IV.

COVENANTS

Section 4.01. Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of noon New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and in this Indenture.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 (“Registrar and Paying Agent”) hereof.

Section 4.03. Corporate Existence.

Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred and is then continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, the Company is not a party to a decree, order or written agreement nor has any statutory law, regulation or rule applicable to the Company been enacted that, in each case, by its express terms, prohibits the payment of the principal of, or premium or interest, if any, on the Notes when due pursuant to the Indenture and the Notes, or if such decree, order or written agreement exists, or such statutory law, regulation or rule has been enacted, a description thereof and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment could not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Equity Interests of the Company or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of the Company or to the Company or any Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at a Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the beginning of the first fiscal quarter commencing immediately after the fiscal quarter in which the Reference Date occurred (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the fiscal quarter in which the Reference Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds, or the Fair Market Value of any Permitted Business or assets used or useful in a Permitted Business, received by the Company from the issue or sale, in either case since the beginning of the first fiscal quarter commencing immediately after the fiscal quarter in which the Reference Date occurred of (i) Equity Interests of the Company (other than Disqualified Stock) or (ii) debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or such debt securities) sold to a Restricted Subsidiary of the Company), together with the aggregate cash received at the time of such conversion or exchange, or received by the Company from any such conversion or exchange of such debt securities sold or issued prior to the beginning of such first fiscal quarter; plus

(C) to the extent not already included in Consolidated Net Income for such period, (i) if any Restricted Investment that was made after the beginning of the first fiscal quarter commencing immediately after the fiscal quarter in which the Reference Date occurred is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment, including without limitation repayment of principal of any Restricted Investment constituting a loan or advance (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (ii) the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property; plus

(D) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Reference Date, the lesser of (i) the Fair Market Value of the

Company’s and its Restricted Subsidiaries’ Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate Fair Market Value of the Company’s and its Restricted Subsidiaries’ Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary and all Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary that were treated as Restricted Payments since such designation, in each case as of the date of such Investment.

For the avoidance of doubt, any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary, provided that (1) such Guarantee has not been called upon and (2) either (a) such Guarantee has been released or terminated, as the case may be, or (b) the obligation arising under such Guarantee no longer exists, shall not be considered as having been made as a Restricted Payment for purposes of calculating the amounts set forth in preceding clause (3).

(b) The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution, or the consummation of an irrevocable redemption of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries, within 60 days after the date of declaration of the dividend or distribution or delivery of the irrevocable notice of redemption, as the case may be, if at the date of such declaration the dividend payment or distribution, or date on which such notice is delivered, such dividend, distribution or redemption, as the case may be, would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of the preceding paragraph;

(3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to a Stated Maturity, subordinated Indebtedness or Disqualified Stock of the Company or preferred stock of any Restricted Subsidiary with the net cash proceeds from an incurrence of, or exchange for the issuance of, Permitted Refinancing Indebtedness;

(4) the declaration or payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing or, immediately after giving effect thereto, would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any existing or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any employment agreements, equity subscription agreement, stock option agreement, management equity plan or stock option plan or other management or employee benefit plan, agreement or trust or similar agreements and plans; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) may not exceed the sum of (i) $5.0 million in any twelve-month period, (ii) the aggregate net proceeds received by the Company during such twelve-month period from the issuance of such Equity Interests (other than Disqualified Stock) pursuant to such agreements or plans and (iii) the net cash proceeds of key man life insurance received by the Company or its Restricted Subsidiaries after the Issue Date;

(6) so long as no Default has occurred and is continuing or, immediately after giving effect thereto, would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Fixed Charges;”

(7) the acquisition of Equity Interests by the Company (i) in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise; (ii) in connection with the satisfaction of withholding tax obligations; or (iii) that may be deemed to occur, in connection with an acquisition by the Company or any of its Restricted Subsidiaries, by the return of Equity Interests constituting a portion of the purchase consideration in settlement of indemnification claims;

(8) so long as no Default has occurred and is continuing or, immediately after giving effect thereto, would be caused thereby, the making of payment on, or the defeasance, redemption, repurchase, retirement or other acquisition, in each case, prior to its Stated Maturity, of any subordinated Indebtedness of the Company or any Restricted Subsidiary by payments out of Excess Proceeds remaining after completion of an Asset Sale Offer;

(9) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity of the Company; and

(10) so long as no Default has occurred and is continuing or, immediately after giving effect thereto, would be caused thereby, and to the extent not otherwise permitted in any other of the preceding clauses, Restricted Payments in an aggregate amount since the date Notes are first issued not to exceed the greater of (a) $50.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets, as of the date of making such Restricted Payments.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this Section 4.07, the Company may allocate or reallocate, at any time and from time to time, all or a portion of such Restricted Payment among all clauses of the preceding paragraph (as of the Issue Date, such clauses being clauses (b)(1) through (b)(10)) or among such clauses and the preceding paragraph (a) including clauses (A), (B) and (C), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

Section 4.08. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.08(a) hereof will not apply to or prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) Indebtedness of the Company or any Guarantors of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding (with outstanding letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder at each relevant time of determination) not to exceed the greater of (a) $400.0 million and (b) $100.0 million plus 30% of the Company’s Consolidated Net Tangible Assets;

(2) the Existing Indebtedness;

(3) Indebtedness of the Company or any Guarantors represented by the Notes and the Subsidiary Guarantees to be issued on the Issue Date and the Exchange Notes and the Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) Indebtedness (including Acquired Debt) of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the acquisition of, or cost of construction, improvement, material repair or development of property, plant or equipment used in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 3.0% of the Company’s Consolidated Net Tangible Assets, at any time outstanding;

(5) Permitted Refinancing Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, defease, refund, refinance or replace, any Indebtedness (other than intercompany Indebtedness) that was incurred under Section 4.08(a) or clauses (2), (3), (5) or (13) of this paragraph (b);

(6) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries incurred by the Company or any of its Restricted Subsidiaries; provided that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary of the Company which is not a Guarantor is the obligee thereon, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or a Restricted Subsidiary, as the case may be, on the date of such issuance, sale or transfer that is not then permitted by this clause (6);

(7) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the normal course of business and not for speculative purposes, designed to protect the Company or such Restricted Subsidiary against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred or against fluctuations in the price of commodities used by that entity at the time;

(8) Guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.08; provided that if such Indebtedness being guaranteed is subordinated in right of payment to the Notes or a Subsidiary Guarantee, then the Guarantee of that Indebtedness by the Company or the Guarantor shall be subordinated in right of payment to the Notes or the Guarantor’s Subsidiary Guarantee, as the case may be;

(9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, self-insurance obligations, bid, performance, surety, appeal and similar bonds and obligations and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(10) Indebtedness of the Company or any of its the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days following the Company’s receipt of notice of the incurrence thereof;

(11) Indebtedness of the Company or any of its the Restricted Subsidiaries represented by agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or any such Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12) Acquired Debt of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness was Indebtedness of (a) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary of the Company or (b) a Person that was acquired (by acquisition of its Capital Stock, merger, consolidation or otherwise) by the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition); provided that, at the time such Subsidiary becomes a Restricted Subsidiary or is acquired by the Company or any Restricted Subsidiary of the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.08(a) immediately after giving effect to the incurrence of such Indebtedness pursuant to this clause (12); and

(13) to the extent not otherwise permitted by any other Permitted Debt clause, Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed the greater of (a) $50.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets.

For purposes of determining compliance with this Section 4.08, if an item of proposed Indebtedness (including Acquired Debt) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of this Section 4.08(b), or is entitled to be incurred pursuant to Section 4.08(a), the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such item of Indebtedness in any manner that complies with this Section 4.08, and such item of Indebtedness or portion thereof may be classified (or later classified or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Debt under this Section 4.08(b) or pursuant to Section 4.08(a). Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or none other provisions of this Section 4.08 permitting such Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.08; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

If an Unrestricted Subsidiary incurs Non-Recourse Debt and any such Indebtedness ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that is subject to this Section 4.08. In addition, if at any time an Unrestricted Subsidiary fails to meet the definitional requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any then outstanding Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date, and such incurrence will be subject to this Section 4.08.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.08 will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person; and

(4) if Indebtedness is secured by a letter of credit that only secures such Indebtedness, then the aggregate amount deemed incurred by such Indebtedness and such letter of credit shall be equal to the greater of (a) the principal amount of such Indebtedness and (b) the amount that can be drawn under such letter of credit.

Section 4.09. Liens.

The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or permit to exist any Lien (other than Permitted Liens) securing any Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under this Indenture and unless the Notes and the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or Subsidiary Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.10. Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness, Credit Facilities and Hedging Obligations and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that such agreements, Credit Facilities, Hedging Obligations and the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) applicable law or any applicable rule, regulation or order of any court or governmental authority;

(3) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any assets, of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such restriction was created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person, or the assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(4) (a) customary non-assignment provisions in any contract, license or lease and (b) cash, other deposits, or net worth or similar requirements; in each case, imposed by suppliers or landlords under contracts, in the case of each of subclauses (a) and (b), entered into in the ordinary course of business and consistent with past practices;

(5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or other disposition;

(7) Permitted Refinancing Indebtedness; provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.09 (“Liens”) that limit the right of the debtor to dispose of the assets subject to such Liens; and

(9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements relating to sale and leaseback transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.11. Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view, as evidenced by the delivery of the Officers’ Certificate provided for in clause (2) below; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than $25.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of its Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (a) of this Section:

(1) any employment, equity award, equity option or equity appreciation agreement, plan agreement or similar compensation arrangement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices and payments pursuant thereto;

(2) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

(3) loans or advances to employees in the ordinary course of business and consistent with past practices, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(4) transactions between or among (i) the Company and one or more of its Restricted Subsidiaries and (ii) any Restricted Subsidiaries;

(5) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

(6) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company or any of its Restricted Subsidiaries;

(7) Restricted Payments that are permitted pursuant to Section 4.07 (“Restricted Payments”) hereof; and

(8) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of the Issue Date, and any amendments, modifications, supplements, extensions or renewals of those agreements entered into after the Issue Date; provided that, such amendments, modifications, supplements, extensions or renewals do not, in any material respects, adversely affect the rights, taken as a whole, of the holders of the notes as compared to the terms of the agreement in effect on the Issue Date.

Section 4.12. Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any line of business activity other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.13. Termination of Covenants.

In the event that at any time (a) the Notes have a Moody’s rating of Baa3 (or the equivalent) or higher or an S&P rating of BBB- (or the equivalent) or higher (each, an “Investment Grade Rating”) and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to Section 4.07 (“Restricted Payments”), Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), Section 4.09 (“Liens”), Section 4.10 (“Dividend and Other Payment Restrictions Affecting Subsidiaries”), Section 4.11 (“Transactions with Affiliates”), Section 4.12 (“Business Activities”), Section 4.19 (“Asset Sales”), clauses (a) and (c) of Section 4.20 (“Sale and Leaseback Transactions”), and clause (4) of Section 5.01(a) (“Merger, Consolidation, or Sale of Assets”). The Company will provide prompt written notice to the Trustee of the Company’s determination that a covenant termination under this Section 4.13 has occurred.

Upon the occurrence of an Investment Grade Rating Event, as a result of the elimination of the covenant in Section 4.09 (“Liens”), the covenant described below under Section 4.21 (“Secured Indebtedness”) will apply to the Company and its Restricted Subsidiaries and become effective only upon the occurrence of such an Investment Grade Rating Event.

Section 4.14. Additional Subsidiary Guarantees.

If any Domestic Subsidiary that is not a Guarantor guarantees, assumes or in any other manner becomes liable for Indebtedness of the Company or any Guarantor, then such Domestic Subsidiary will (1) become a Guarantor, (2) execute a supplemental Indenture in the form attached as Exhibit E hereto and deliver an Opinion of Counsel satisfactory to the Trustee and (3) execute an amendment to the Registration Rights Agreement pursuant to which it becomes subject to the obligations of a Guarantor thereunder, in each case, within 10 Business Days of the date on which it so became liable with respect to such Indebtedness; provided that, any Domestic Subsidiary that constitutes an Immaterial Subsidiary shall not be required to become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. Upon the release, termination or satisfaction of such Domestic Subsidiary’s guarantee or assumption of such Indebtedness, or as otherwise provided in this Indenture, that Restricted Subsidiary’s Subsidiary Guarantee shall automatically be released and terminated.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the Subsidiary meets or would meet the definition of an “Unrestricted Subsidiary” and if no Default shall occur immediately after giving effect to such designation. If a Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the date of designation and will reduce the amount available for Restricted Payments under paragraphs (a) or (b) of Section 4.07 (“Restricted Payments”) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect to such designation, a Default would not occur; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period.

Section 4.16. Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17. Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and retrieval System (“EDGAR”) (or any successor filing system) within five Business Days of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each Annual Report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) The Company will file a copy of each of the reports referred to in paragraph (a) with the SEC for public availability (unless the SEC will not accept such a filing). If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website. Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of paragraph (a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company, and to the extent applicable, the Guarantors, will be deemed to have furnished such reports and other information to the Trustee and the Holders of Notes, and, to the extent herein provided, to securities analysts and prospective investors, if it has filed such reports and other information with the SEC using the EDGAR filing system (or any successor filing system), or if such system is not available to the Company, if it has filed such reports and other information on its website, and in each case, such reports and other information are publicly available thereon.

(d) The Company will hold a quarterly conference call for the Holders of the Notes and securities analysts to discuss such financial information no later than 15 Business Days after distribution of such financial information.

(e) The Company and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.18. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of the Notes will have a right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) on the terms described below. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon for the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of the Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described below and in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all notes tendered and not withdrawn pursuant to the Change of Control Offer.

Section 4.19. Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, or any combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C) the Fair Market Value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10.0% of Consolidated Net Worth of the Company at the time each determination is made; and

(D) any Designated Non-cash Consideration, when taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of $75.0 million and 5.0% of the Company’s Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Any Asset Sale pursuant to an Involuntary Transfer shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph (a).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Company or a Restricted Subsidiary of the Company, as the case may be, may apply those Net Proceeds at its option as follows:

(1) to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire Senior Debt of the Company or any Indebtedness of a Restricted Subsidiary;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

(3) to make a capital expenditure in a Permitted Business; or

(4) to acquire other non-current assets that are used or useful in a Permitted Business.

The Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (2) or (3) of this paragraph (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (2) or (3), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any Net Proceeds, the Company will temporarily reduce any Credit Facility or other revolving credit borrowings, or, in the absence of any such borrowings, invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.19 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within thirty days thereafter, make an Asset Sale Offer to all Holders of Notes and, to the extent required, all holders of other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes (in integral multiples of $2,000) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

(d) The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of Notes and other pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such other pari passu Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, and will be payable in cash.

(e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not prohibited by this Indenture.

(f) If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(g) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any agreement (other than any agreement governing Credit Facilities for Indebtedness permitted to be incurred pursuant to clause (1) of paragraph (b) of Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

Section 4.20. Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction with a Person other than the Company or a Restricted Subsidiary, as applicable; provided that the Company or any Restricted Subsidiary may enter into such a sale and leaseback transaction if:

(a) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.09 (“Liens”) hereof;

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.19 (“Asset Sales”) hereof.

Section 4.21. Secured Indebtedness.

From and after the occurrence of an Investment Grade Rating Event, as a result of the elimination of the covenant in Section 4.09 (“Liens”), as described in Section 4.13 (“Termination of Covenants”), if the Company or any Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary, the Company or such Subsidiary, as the case may be, will secure the Notes equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Debt of all sale and leaseback transactions involving Principal Property would not exceed 15% of the Company’s Consolidated Net Tangible Assets.

ARTICLE V.

SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either:

(A) the Company is the resultant, transferee or the surviving Person; or

(B) the resultant, transferee or surviving Person formed (if other than the Company) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) such resultant, transferee or surviving Person assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee, provided, that unless such resultant, transferee or surviving Person is a corporation, a corporate co-issuer of the Notes may be added to this Indenture by such supplemental Indenture;

(3) immediately after such transaction no Default exists; and

(4) except in the case of a merger of the Company with or into a Guarantor, or a sale, assignment, transfer, conveyance or other disposition of assets to the Company or a Guarantor, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either the Company or the resultant, transferee or surviving Person (if other than the Company), would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.08(a) hereof (“Incurrence of Indebtedness and Issuance of Preferred Stock”).

(b) In addition, the Company may not, directly or indirectly, lease all or substantially all of its assets, in one or more related transactions, to any other Person.

(c) Notwithstanding clause (4) of paragraph (a):

(1) any Restricted Subsidiary of the Company may consolidate with, merge into or sell, assign, transfer or convey all or part of its assets to the Company; and

(2) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company to another state of the United States so long as the amount of the Company’s Indebtedness and the Indebtedness of the Restricted Subsidiaries is not increased thereby.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of,

Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof, the successor Person formed by such consolidation or into or with which the Company or Restricted Subsidiaries is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or the applicable Restricted Subsidiaries), and may exercise every right and power of the Company or Restricted Subsidiaries under this Indenture with the same effect as if such successor Person had been named as the Company or Restricted Subsidiaries herein; provided, however, that the predecessor Company or Restricted Subsidiaries shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the applicable Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) default in the payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.18 (“Offer to Repurchase Upon Change of Control”) or Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof, and such failure continues for 30 days after the Company’s receipt of written notice of such noncompliance given to it as provided below;

(4) failure by the Company for 120 days after notice to comply with the provisions of Section 4.17 (“Reports”);

(5) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture (other than a failure that is subject to clause (1), (2), (3) or (4) above), and such failure continues for 60 days after the Company’s receipt of written notice of such noncompliance given to it as provided below;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (excluding amounts covered by insurance, reimbursement agreements and indemnification agreements), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that Guarantee and this Indenture) to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of this Indenture or the release of any Subsidiary Guarantee in accordance with this Indenture); and

(9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of their Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

A Default under clause (3), (4) or (5) above will not be an Event of Default until the Trustee or the Holders of not less than 25% in the aggregate principal amount of the outstanding Notes notifies, in writing, the Company of the Default and requests compliance with the specific provision or agreement, as the case may be, that is the subject of such Default, and the Company does not cure such Default within the specified time after receipt of such notice.

Notwithstanding the above, if the Company elects, the sole remedy for a Default or an Event of Default relating to the failure to comply with Section 4.17 (“Reports”), and/or for failure to comply with the requirements of Section 314(a)(1) of the TIA will, for the 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes then outstanding over such portion of the 60-day period immediately following such Event of Default during which such Event of Default is continuing (such interest, “Default Interest”). In the event the Company does not elect to pay such Default Interest, upon an Event of Default under this Section, the Notes will be subject to acceleration as provided below in Section 6.02 (“Acceleration”). The Default Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Section 4.17 (“Reports”) and/or for any failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to, but not including, the 60th day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived) and will be payable in the same manner as Additional Interest. On such 60th day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 60th day) such Default Interest will cease to accrue and the Notes will be subject to acceleration, as provided below in Section 6.02 (“Acceleration”), if the Event of Default is continuing. This provision will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

Section 6.02. Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or enforce the performance of any provision of the Notes or this Indenture.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of the Notes (i) waive any existing Default or Events of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on, the Notes and (ii) rescind an acceleration and its consequences, if the rescission would not violate with any judgment or decree and if all existing Events of Default have been cured or waived.

Section 6.05. Control by Majority.

Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

Subject to Section 7.01 (“Duties of Trustee”), in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(1) or (2) (“Events of Default”) hereof occurs and is continuing, the Trustee may recover judgment in its own name and, in the case of the Trustee, as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts due the Trustee under Section 7.07 (“Compensation and Indemnity”) hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 (“Compensation and Indemnity”) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (“Compensation and Indemnity”) hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a Record Date and Interest Payment Date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 (“Rights of Holders of Notes to Receive Payment”) hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII.

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 (“Control by Majority”) hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless the Trustee shall have received notice of a Default or an Event of Default in accordance with the provisions of this Indenture.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.

(h) Delivery of reports, information and documents to the Trustee under Section 4.17 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described under the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 (“Eligibility; Disqualification”) and 7.11 (“Preferential Collection of Claims Against Company”) hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of such continuing Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except in the case of a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each September 15th beginning with the September 15th following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

(a) The Company will pay to the Trustee (in its capacity as Trustee and, to the extent it has been appointed as such, Paying Agent and Registrar) (each, an “Indemnified Party”) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party’s agents and counsel.

(b) The Company will indemnify the Indemnified Party against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Indemnified Party will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Indemnified Party will cooperate in the defense. Each Indemnified Party may have separate counsel but the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this Section 7.07, each Indemnified Party will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes pursuant to Article VIII hereof. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) (“Events of Default”) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 (“Eligibility; Disqualification”) hereof;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10 (“Eligibility; Disqualification”) hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 (“Compensation and Indemnity”) hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 (“Compensation and Indemnity”) hereof will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof;

(2) the Company’s obligations with respect to the Notes under Article II and Section 4.02 (“Maintenance of Office or Agency”) concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of this Indenture.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 (“Covenant Defeasance”) hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be released from each of their obligations under the covenants contained in Sections 4.07 (“Restricted Payments”), 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), 4.09 (“Liens”), 4.10 (“Dividend and Other Payment Restrictions Affecting Subsidiaries”), 4.11 (“Transactions with Affiliates”), 4.12 (“Business Activities”), 4.13 (“Termination of Covenants”), 4.15 (“Designation of Restricted and Unrestricted Subsidiaries”), 4.16 (“Payments for Consent”), 4.17 (“Reports”), 4.18 (“Offer to Repurchase Upon Change of Control”), 4.19 (“Asset Sales”), clauses (a) and (c) of Section 4.20 (“Sale and Leaseback Transactions”) and 4.21 (“Secured Indebtedness”) hereof and clause (4) of Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, Sections 6.01(3) through 6.01(8) (“Events of Default”) hereof will not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an independent registered public accounting firm, independent investment banking firm of nationally-recognized standing or other comparable financial professional, to pay the principal of, or interest and premium, if any, and Additional Interest, if any, on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 (“Covenant Defeasance”) hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens to secure such borrowings or any portion thereof) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the day of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, or if such breach or default would occur, which is not waived as of, and for all purposes, on an after the date of such defeasance;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following a deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally;

(7) the Company must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company and the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

(8) the Company must have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 (“Repayment to Company”) hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) (“Conditions to Legal or Covenant Defeasance”) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 (“With Consent of Holders of Notes”) of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, including the addition of any required co-issuer of the Notes;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to provide for the issuance of Exchange Notes and related Subsidiary Guarantees or Additional Notes and related Subsidiary Guarantees in accordance with the provisions set forth in this Indenture or the Registration Rights Agreement;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

(7) to add any Restricted Subsidiary as an additional Guarantor as provided in this Indenture or to evidence the succession of another Person to the Company, any Guarantor or any other obligor until the Notes pursuant to this Indenture, and the assumption by any such successor of the covenants and agreements of the Company, such Guarantor or such obligor contained in this Indenture, the Notes and in any Subsidiary Guarantee of such Guarantor, including the addition of any required co-issuer of the Notes;

(8) to release a Guarantor from its obligations under this Indenture and its Subsidiary Guarantee pursuant to this Indenture;

(9) to provide for the acceptance of appointment of a successor Trustee as provided in this Indenture;

(10) to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Subsidiary Guarantee;

(11) to comply with the rules of any applicable securities depositary; and

(12) to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” included in the Offering Memorandum to the extent that such provision in the “Description of Notes” included in the Offering Memorandum contains text or provisions that are intended to be set forth verbatim in this Indenture, the Notes or Subsidiary Guarantees.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) (“Rights of Trustee”) hereof, the Trustee will join with the Company and, other than with respect to any supplemental indenture entered into pursuant to Section 4.14 (“Additional Subsidiary Guarantees”), the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Sections 2.08 (“Outstanding Notes”) and Section 2.09 (“Treasury Notes”) hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Without the consent of each Holder affected, an amendment, supplement or wavier may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the percentage in principal amount of such outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (other than the provisions described above under Sections 3.07 (“Optional Redemption”), 4.18 (“Offer to Repurchase Upon Change of Control”) and 4.19 (“Asset Sales”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.07 (“Optional Redemption”), 4.18 (“Offer to Repurchase Upon Change of Control”) and 4.19 (“Asset Sales”) hereof);

(8) make any change in the raking or priority of any Note that would adversely affect the Holder of such Note;

(9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10) make any change in the preceding amendment and waiver provisions.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 9.03. Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 7.01 (“Duties of Trustee”) hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 (“Certificate and Opinion as to Conditions Precedent”) hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X.

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(A) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust as provided in this Indenture, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable by reason of the mailing of a notice of redemption or otherwise and, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur immediately after giving effect to the deposit and the deposit will not result in a breach of, or constitute a default under, any other material instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (1)(b) of this Section 10.01, the provisions of Sections 10.02 (“Application of Trust Money”) and 8.06 (“Repayment to Company”) hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 (“Compensation and Indemnity”) hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02. Application of Trust Money.

Subject to the provisions of Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof, all money deposited with the Trustee pursuant to Section 10.01 (“Satisfaction and Discharge”) hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 (“Satisfaction and Discharge”) hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 (“Satisfaction and Discharge”) hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI.

GUARANTEES

Section 11.01. Guarantee.

(a) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due, in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete payment of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, on the Issue Date each initial Guarantor hereby shall be required to have a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto endorsed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Subsequent to the date of this Indenture, in the event a Restricted Subsidiary is required by Section 4.14 (“Additional Subsidiary Guarantees”) to guarantee the Company’s obligations under the Notes and this Indenture, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.14 (“Additional Subsidiary Guarantees”) hereof and this Article XI, to the extent applicable.

Section 11.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 (“Releases”) hereof, if the Subsidiary Guarantee of a Guarantor has not been released, such Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the transferee, resulting or surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default exists; and

(2) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or another Guarantor) assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental Indenture satisfactory to the Trustee and an amendment to the Registration Rights Agreement; or

(B) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.19 (“Asset Sales”).

provided, however, that the transfer, sale or other disposition of all or substantially all of the assets of, directly or indirectly, the Guarantors as a whole will be governed by Article V and may be subject to Section 4.18 (“Offer to Repurchase Upon Change of Control”).

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Notwithstanding clauses (1) and (2) of this Section 11.04, any Guarantor may merge with another Subsidiary that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating that Guarantor in another U.S. jurisdiction so long as the amount of the Company’s Indebtedness and the Indebtedness of the Restricted Subsidiaries is not increased as a result of the merger.

Section 11.05. Releases.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.19 (“Asset Sales”) hereof;

(2) in connection with any sale or other disposition of such amount of Capital Stock as would result in such Guarantor no longer being a Restricted Subsidiary of the Company to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.19 (“Asset Sales”);

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.15 (“Designation of Restricted and Unrestricted Subsidiaries”) hereof;

(4) if the guarantee by a Guarantor of all other Indebtedness of the Company or any other Guarantor is released, terminated or discharged, except by, or as a result of, payment by such Guarantor under such guarantee;

(5) upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture in accordance with Article X hereof; or

(6) if the Guarantor becomes an Immaterial Subsidiary.

Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

ARTICLE XII.

MISCELLANEOUS

Section 12.01. TIA Controls.

The terms of the Notes include those stated herein and those made part of this Indenture by the TIA, which applies to this Indenture and is incorporated by reference herein. If and to the extent any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02. Notices.

Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

Facsimile: (210) 678-4804

with copies to:

Fulbright & Jaworski LLP

300 Convent Street, Suite 2100

San Antonio, Texas 78205-3792

Attention: Mr. Daryl L. Lansdale, Jr.

Facsimile: (210) 270-7205

If to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: John C. Stohlmann

Facsimile No.: (214) 756-7401

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if transmitted by facsimile; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

A copy of this Indenture and, so long as it is in effect, the Registration Rights Agreement may be requested in writing by a Holder for no charge.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or any Subsidiary Guarantees. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action or to refrain from taking any action under this Indenture, the Company and/or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Section 12.08. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 (“Releases”) hereof.

Section 12.11. Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER DRILLING SERVICES, LTD.,
as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER PRODUCTION SERVICES, INC.,
as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER GLOBAL HOLDINGS, INC.,
as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES HOLDINGS, INC., as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

Indenture Signature Page

PIONEER WIRELINE SERVICES, LLC,
as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER WELL SERVICES, LLC,
as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER FISHING & RENTAL SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

PIONEER COILED TUBING SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
	Name:	Lorne E. Phillips
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

Indenture Signature Page

EXHIBIT A

[Face of Rule 144A/Reg S Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of this Indenture]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of this Indenture]

ADDITIONAL LEGEND, AS APPLICABLE: THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT (AS DEFINED IN THE INDENTURE).

ADDITIONAL LEGEND, AS APPLICABLE: FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO CORPORATE SECRETARY, PIONEER ENERGY SERVICES CORP., AT THE FOLLOWING ADDRESS: 1250 N.E. LOOP 410, SAN ANTONIO, TEXAS 78209.

CUSIP: [                    ]

[Reg S: [                    ]]

6.125% Senior Notes due 2022

No. S-1	$

PIONEER ENERGY SERVICES CORP., a Texas corporation,

for value received, promises to pay to                      or its registered assigns, the principal sum of                                          DOLLARS on March 15, 2022.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Date of Original Issuance: March 18, 2014

PIONEER ENERGY SERVICES CORP.

By:
Name:
Title:

This is one of the 6.125% Senior Notes due 2022 referred to in the within-mentioned Indenture:

Dated as of:	March 18, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[Back of Note]

6.125% Senior Notes due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Pioneer Energy Services Corp., a Texas corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 6.125% per annum, from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement – the preceding clause not to be included in the Exchange Notes]. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, provided that no interest shall accrue on such payment for the intervening period. Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, the Company may pay Default Interest as provided for in Section 6.01 (“Events of Default”) of the Indenture. All references to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes, any Overdue Interest that accrues as described under Section 2.12 (“Overdue Interest; Default Interest; Additional Interest”) of the Indenture and Default Interest [and Additional Interest – the preceding clause not to be included in the Exchange Notes] (unless the Indenture states otherwise).

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 6.125% Senior Notes due 2022 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement. – to be inserted in the Exchange Notes]

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date (except as provided in Section 2.12 (“Overdue Interest; Default Interest; Additional Interest”) of the Indenture with respect to Overdue Interest and in Section 6.01 (“Events of Default’) of the Indenture with respect to Default Interest [and Additional Interest – not to be included in Exchange Notes]). [The Company shall pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement. – not to be inserted in the Exchange Notes] The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the security register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) such payment by check may only be paid so long as no Event of Default under the Indenture is continuing. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

(4) INDENTURE[; REGISTRATION RIGHTS AGREEMENT – not to be inserted in Exchange Notes]. The Company issued the Notes under an Indenture dated as of March 18, 2014 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the Indenture, the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. [Holders are entitled to the benefits of the Registration Rights Agreement – not to be inserted in Exchange Notes.]

(5) RANKING. The Notes will constitute senior unsecured obligations of the Company.

(6) OPTIONAL REDEMPTION. The Notes are subject to redemption as provided in Section 3.07 (“Optional Redemption”) of the Indenture.

(7) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(A) If there is a Change of Control, the Company will be required to make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of the Notes describing the transaction or transactions that constitute the Change of Control offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in the Indenture and in such notice.

(B) If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale pursuant to Section 4.19 (“Asset Sales”) of the Indenture, the Company, in circumstances specified in the Indenture, may be required to commence an offer to all Holders of Notes and, to the extent required, all holders of other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 3.09 (“Offer to Purchase by Application of Excess Proceeds”) of the Indenture, to purchase the maximum principal amount of Notes (purchased, in respect to each Holder, in an amount not less than $2,000 and thereafter, in integral multiples of $1,000) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such other pari passu Indebtedness, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes. Only registered Holders have rights under the Indenture and this Note.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES.

(20) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED CERTIFICATED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement, among the Company, the Guarantors and the parties named on the signature pages thereof. – not to be inserted in Exchange Notes]

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and Registration Rights Agreement. Requests may be made to:

PIONEER ENERGY SERVICES CORP.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.18 (“Offer to Repurchase Upon Change of Control”) or Section 4.19 (“Asset Sales”) of the Indenture, check the appropriate box below:

☐	Section 4.18 (“Offer to Repurchase Upon Change of Control”)	☐	Section 4.19 (“Asset Sales”)

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.18 (“Offer to Repurchase Upon Change of Control”) or Section 4.19 (“Asset Sales”) of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such Decrease or Increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

If to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: John C. Stohlmann

Facsimile No.: (214) 756-7401

Re: 6.125% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of March 18, 2014 (the “Indenture”), among Pioneer Energy Services Corp., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further

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certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred

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beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) or (b)]

(a)	☐ a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Certificated Note.

2.	After the Transfer, the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(iii)	Unrestricted Global Note (CUSIP ), or

(b)	☐ a Restricted Certificated Note, or

(c)	☐ an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

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EXHIBIT B-2

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

[Date]

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: John C. Stohlmann

Facsimile No.: (214) 756-7401

Re:	6.125% Senior Notes due 2022

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $         principal amount of the 6.125% Senior Notes due 2022 (the “Securities”) of Pioneer Energy Services Corp., a Texas corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after

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the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferee]

By:
Name:
Title:

Dated:

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

If to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: John C. Stohlmann

Facsimile No.: (214) 756-7401

Re:	6.125% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of March 18, 2014 (the “Indenture”), among Pioneer Energy Services Corp., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 18, 2014 (the “Indenture”) among Pioneer Energy Services Corp., (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, when due, whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

PIONEER ENERGY SERVICES CORP.

By:
	Name:	Wm. Stacy Locke
	Title:	Chief Executive Officer and President

PIONEER DRILLING SERVICES, LTD.

By:
Name:
Title:

PIONEER PRODUCTION SERVICES, INC.

By:
Name:
Title:

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PIONEER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

PIONEER WIRELINE SERVICES HOLDINGS, INC.

By:
Name:
Title:

PIONEER WIRELINE SERVICES, LLC

By:
Name:
Title:

PIONEER WELL SERVICES, LLC

By:
Name:
Title:

PIONEER FISHING & RENTAL SERVICES, LLC

By:
Name:
Title:

PIONEER COILED TUBING SERVICES, LLC

By:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20    , among             (the “Guaranteeing Subsidiary”), a subsidiary of Pioneer Energy Services Corp. (or its permitted successor), a Texas corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 18, 2014 providing for the issuance of 6.125% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders of Notes”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby guarantees the Company’s obligations under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article XI of the Indenture, such Article XI being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Subsidiary Guarantee”), and such Guaranteeing Subsidiary agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the Guaranteeing Subsidiary can be released from its Subsidiary Guarantee to the same extent as any other Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:             , 20

[NEW GUARANTOR]

By:
Name:
Title:

PIONEER ENERGY SERVICES CORP., as the Company

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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